UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 26, 2007

SUN NEW MEDIA INC.
Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Fourth Floor
1120 Avenue of the Americas
New York NY 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Signatures

Exhibit Index

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 26, 2007, Sun New Media, Inc. (the “Registrant”) announced the appointment of Mr. “William” Ren Huiliang to serve as a member of the Registrant’s Board of Directors. Mr. Ren’s appointment became effective on February 26, 2007.

Mr. Ren’s status is not independent due to his position as Chief Executive Officer of William Brand Administer Co. Ltd, a wholly-owned subsidiary of the Registrant.

On February 28, 2007, Ms. Hwee Ling Ng, the Senior Vice President, Finance and Chief Accounting Officer resigned. Mr. Jeffrey Li will assume the duties of Chief Accounting Officer in addition to his role as Chief Financial Officer from April 1, 2007.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Sun New Media Appoints Chief of Apparel Subsidiary to Board of Directors, announced February 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2007

SUN NEW MEDIA, INC.

By:
Bruno Wuzheng
Chief Executive Officer